EXHIBIT 32.2

CERTIFICATION

I, William G. Kachioff, hereby certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report on Form 10-Q of Biocept, Inc. for the period ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Biocept, Inc.

Date: May 14, 2014	/s/ William G. Kachioff
William G. Kachioff
Senior Vice-President of Finance and Chief Financial Officer
(Principal Financial and Accounting Officer)

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.